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                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Post-Effective Amendment No. 1 on Form S-3 of Advantica Restaurant Group, Inc. of our report dated February 16, 1999, appearing in the Annual Report on Form 10-K of Advantica Restaurant Group, Inc. for the year ended December 30, 1998.


We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP


Greenville, South Carolina
July 12, 1999